INDEPENDENT AUDITORS' CONSENT


Oppenheimer High Yield Fund:

     We consent to the use in this Post-Effective Amendment No. 42 to Registration Statement No. 2-62076 of Oppenheimer High Yield Fund on Form N-1A of our report dated July 22, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
-----------------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
October 26, 1999